UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2026, ScanTech AI Systems Inc. (the “Company”) entered into a Settlement of Indebtedness (the “Settlement Agreement”) with Maximcash Solutions LLC (“Maximcash”) to resolve Maximcash’s allegations resulting from alleged defaults pursuant to the Business Loan and Security Agreement (the “Loan Agreement”), dated May 14, 2025 by and between the Company and Maximcash.

On the terms and subject to the conditions set forth in the Settlement Agreement, the Company agreed to settle Maximcash’s indebtedness by issuing Maximcash 350,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share. In exchange for the issuance of the Shares, Maximcash has agreed to unconditionally and irrevocably release and discharge the Company and its respective representatives from and against any and all claims arising out of or relating to the Loan Agreement, including the total discharge amount of $608,997.31 of indebtedness allegedly owed to Maximcash. Further, the Settlement Agreement will act to terminate and cancel the Loan Agreement and all related promissory notes, security agreements, guarantees, amendments, and other loan documents executed in connection therewith. With certain exceptions detailed in the Settlement Agreement, Maximcash and the Company agreed to a mutual release of all claims related to the Loan Agreement, a certain lawsuit that had been brought by Maximcash against the Company (the “Lawsuit”), and certain other matters. Maximcash also agreed to file a stipulated dismissal with prejudice of the Lawsuit within two business days of Maximcash’s receipt of the Shares.

The Settlement Agreement also provides Maximcash certain “piggyback” registration rights that could require the Company to register the Shares in a subsequent registration statement with the U.S. Securities and Exchange Commission.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

The Company issued or expects to issue the Shares in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) under the Securities Act as securities exchanged by the issuer with its existing security holder exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. Maximcash is an existing holder of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement of Indebtedness, dated February 2, 2026, by and between the Company and Maximcash
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2026	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer